UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. [     ] )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[X] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WASATCH FUNDS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

Wasatch Funds Level I Call Guide (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with Wasatch Funds. I wanted to confirm that you have received the proxy material for the Special Meeting of Shareholders scheduled to take place on August 31, 2020.

Have you received the information?

(Pause for response)

If “Yes” or positive response: If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote “In Favor” of the proposal.

If “No” or negative response: I would be happy to review the meeting agenda and record your vote by phone. However, the Board of Trustees is recommending a vote “In Favor” of the proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with Wasatch Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)

•	According to our records, you reside in (city, state, zip code). (Pause)

•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms.                     , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 07-21-2020

MUTUAL FUND PROXY FACT SHEET FOR: WASATCH FUNDS

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	JUNE 22, 2020	THE OFFICES OF WASATCH FUNDS TRUST
Mail Date	JULY 16, 2020	505 WAKARA WAY, 3RD FLOOR
Meeting Date	AUGUST 31, 2020 @ 10:00 AM (MT)	SALT LAKE CITY, UTAH 84108*
ADDITIONAL INFORMATION		CONTACT INFORMATION
Tickers	SEE PAGES 3-4	Inbound Line	1-800-769-4414
CUSIPs	SEE PAGES 3-4	Website	wasatchglobal.com

What are Shareholders being asked to vote on?	*See Page 3

1.	To change the classification of the Wasatch Emerging India Fund® from a “diversified” company to a “non-diversified” company;

BOARD OF TRUSTEES RECOMMENDATION – “FOR”

2.	To change the classification of the Wasatch Emerging Markets Select Fund® from a “diversified” company to a “non-diversified” company;

BOARD OF TRUSTEES RECOMMENDATION – “FOR”

3.	To change the classification of the Wasatch Emerging Markets Small Cap Fund® from a “diversified” company to a “non-diversified” company;

BOARD OF TRUSTEES RECOMMENDATION – “FOR”

4.	To change the classification of the Wasatch Frontier Emerging Small Countries Fund® from a “diversified” company to a “non-diversified” company;

BOARD OF TRUSTEES RECOMMENDATION – “FOR”

PROPOSALS 1 - 4: To change the classification of each of the Wasatch Funds above from a “diversified” company to a “non-diversified” company;

What is happening?

Shareholders of Wasatch Emerging India Fund, Wasatch Emerging Markets Select Fund, Wasatch Emerging Markets Small Cap Fund and Wasatch Frontier Emerging Small Countries Fund, each a separate series of Wasatch Funds Trust (the “Trust”), are being asked to approve a change in the classification of their respective Fund from a “diversified” Fund to a “non-diversified” Fund. Each Fund’s shareholders will only be voting on the Proposals affecting their respective Funds.

What is the difference between a “diversified” and a “non-diversified” fund?

Under the Investment Company Act of 1940, as amended (the “1940 Act”), every mutual must be classified as either a “diversified” fund or a “non-diversified” fund within the meaning of the 1940 Act. A diversified fund is limited as to the amount of assets it may invest in any single issuer.

Under the 1940 Act, a diversified fund may not with respect to 75% of its total assets, invest in securities of any issuer if, as a result of such investment, (i) more than 5% of the value of the fund’s total assets would be invested in the assets of any one issuer, or (ii) the fund would hold more than 10% of the outstanding voting securities of any one issuer.

For Internal Distribution Only	Page 1

In contrast, a non-diversified fund is not subject to the limits of a diversified fund; it may invest a great percentage of its assets in a single issuer or a fewer number of issuers than a diversified fund.

Why are shareholders being asked to approve changing the classification of their Fund to “non-diversified”?

Wasatch Advisors, Inc. (the “Advisor”) and the Board seek shareholder approval to reclassify their Fund as “non-diversified” under the securities laws. When each Fund commenced operations, the respective Fund was originally classified as non-diversified. However, each Fund has operated as a diversified for more than three consecutive years.

According to the rules under the 1940 Act, a non-diversified fund that operates as a diversified for three consecutive years will automatically become diversified notwithstanding its original classification as a non-diversified fund. In such case, shareholder approval is required to change a fund’s classification from diversified to a non-diversified.

What are the benefits of changing the Fund’s classification from “diversified” to “non-diversified”?

The Advisor considers the ability at times to invest a large portion of a Fund’s assets in a relatively few companies as an important strategy in pursuing a Fund’s investment objective. The Advisor intends to take larger positions in the securities of fewer issuers and operate as non-diversified when it believes doing so will benefit the respective Fund in pursuing its investment objective.

The Advisor believes that the change in classification to a non-diversified Fund may benefit the respective Fund over time because it may provide more opportunities for the Advisor to seek to enhance the applicable Fund’s performance by allowing the Advisor to direct more assets to investments it considers more advantageous or desirable for the respective Fund.

Will being classified as “non-diversified” affect my Fund’s investment objectives or strategy?

Other than operating as a non-diversified Fund there are no changes to each Fund’s investment objective or other investment strategies. If shareholders approve the Proposal for their Fund, the following disclosure will be added as part of its investment strategy disclosure in its prospectus:

The Fund is classified as a non-diversified mutual fund, which means that the Fund may invest a larger percentage of its assets in the securities of a small number of issuers than a diversified fund.

What are the risks of changing the Fund’s classification from a “diversified” fund to a “non-diversified” fund?

Investing in a non-diversified fund could involve more risk than investing in a fund that holds a broader range of securities because a Fund’s net asset value may be relatively more susceptible to adverse effects from any single corporate, industry, economic, market, political or regulatory occurrence. To the extent a Fund invests its assets in a smaller number of issuers, such Fund will be more susceptible to negative events affecting those issuers than a diversified fund

When will the change in classification to “non-diversified” be effective?

The “non-diversified” classification will become effective with respect to a Fund upon approval by its shareholders.

For Internal Distribution Only	Page 2

What will happen if the Proposal is not approved?

The Proposals are separate and not contingent upon each other. If shareholders approve the Proposal for their Fund, the change in classification will be effective for such Fund even if the shareholders of the other Funds do not approve the Proposal applicable to their Funds. If the Proposal is not approved for a Fund, such Fund will continue to operate as diversified Fund under its current classification.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSALS 1 - 4

PHONE:

To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

ADDITIONAL INFORMATION REGARDING THE SPECIAL MEETING LOCATION

As the Funds and the Board are concerned about your health and safety during the current coronavirus (COVID-19) pandemic, they intend to monitor the recommendations of public health officials and governmental restrictions as the situation continues to evolve.

If they decide to hold a meeting at a different time, in a different location, or partially or entirely by means of remote communication (i.e., a virtual meeting), they will announce any such updates by means of a press release, which will be posted on the Funds’ website at www.wasatchglobal.com. You are encouraged to check the website prior to the Meeting if you plan to attend the Meeting. An announcement of any change will also be filed with the Securities and Exchange Commission via its EDGAR system.

Proxy Materials Are Available Online At: https://vote.proxyonline.com/wasatch/docs/proxy2020.pdf

AST Fund Solutions is mentioned on page 12 of the Proxy Statement.

NAME OF FUND	CLASS	TICKER	CUSIP

Wasatch Emerging India Fund	Institutional	WIINX	936793660

Wasatch Emerging India Fund	Investor	WAINX	936793827

Wasatch Emerging Markets Select Fund	Institutional	WIESX	936793744

Wasatch Emerging Markets Select Fund	Investor	WAESX	936793751

Wasatch Emerging Markets Small Cap Fund	Institutional	WIEMX	936793736

Wasatch Emerging Markets Small Cap Fund	Investor	WAEMX	936793884

Wasatch Frontier Emerging Small Countries Fund	Institutional	WIFMX	936793652

Wasatch Frontier Emerging Small Countries Fund	Investor	WAFMX	936793819

For Internal Distribution Only	Page 3

Wasatch Funds

Level I Answering Machine Script

Hello.

I am calling regarding your investment with Wasatch Funds.

The Special Meeting of Shareholders is scheduled to take place on August 31, 2020. All shareholders are being asked to consider and vote on an important matter. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-800-769-4414 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.